UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Ambiq Micro, Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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AMBIQ MICRO, INC.

6500 River Place Boulevard, Building 7, Suite 200

Austin, Texas 78730

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 8, 2026

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Ambiq Micro, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held virtually via live webcast with a link to be provided by registering at www.proxydocs.com/AMBQ by 11:59 p.m. Eastern Daylight Time on June 7, 2026. The Annual Meeting will be held on Monday, June 8, 2026 at 10:00 a.m. Central Daylight Time for the following purposes:

1.
To elect Timothy Chen and Ker Zhang, Ph.D., as Class I directors to hold office until the Company’s 2029 annual meeting of stockholders and until their successors have been duly elected and qualified or such director’s earlier death, resignation or removal.
2.
To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.
3.
To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the attached proxy statement.

The Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in person.

The record date for the Annual Meeting is April 13, 2026. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof. A complete list of record stockholders will be available for examination by any stockholder for any purpose germane to the Annual Meeting for a period of ten days ending on the day before the Annual Meeting date. If you would like to view the list, please contact us at our principal executive offices between the hours of 9:00 a.m. and 5:00 p.m. Central Time at Ambiq Micro, Inc., Attn: Corporate Secretary, 6500 River Place Boulevard, Building 7, Suite 200, Austin, Texas 78730; telephone (512) 879-2850.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of stockholders to be held on June 8, 2026 at 10:00 a.m. Central Daylight Time via live webcast with a link to be provided by registering at www.proxydocs.com/AMBQ by 11:59 p.m. Eastern Daylight Time on June 7, 2026.

The proxy statement and our annual report will be available to stockholders at

www.proxydocs.com/AMBQ.

By Order of the Board of Directors,

/s/ Scott Hanson
Scott Hanson Chief Technology Officer and Corporate Secretary April 22, 2026

This proxy statement is dated April 22, 2026 and is first being made available to stockholders on April 22, 2026.

You are cordially invited to attend the Annual Meeting via live webcast with a link to be provided by registering at www.proxydocs.com/AMBQ by 11:59 p.m. Eastern Daylight Time on June 7, 2026. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or via the internet as instructed in these materials, as promptly as possible in order to ensure your vote is counted at the Annual Meeting. Please note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

The information on, or otherwise accessible through, our website does not constitute a part of this proxy statement.

-i-

AMBIQ MICRO, INC.

6500 River Place Boulevard, Building 7, Suite 200

Austin, Texas 78730

PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

JUNE 8, 2026

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors of Ambiq Micro, Inc. (the “Company,” “Ambiq,” “we,” “us” or “our”) is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements thereof. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 22, 2026 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

No, you will not receive any other proxy materials by mail unless you request a paper copy of proxy materials. All stockholders will have the ability to access the proxy materials online at www.proxydocs.com/AMBQ or may request a printed set of the proxy materials. Instructions on how to access the proxy materials or to request a printed copy may be found in the Notice.

How do I attend the Annual Meeting?

The Annual Meeting will be held virtually via live webcast with a link to be provided by registering at www.proxydocs.com/AMBQ by 11:59 p.m. Eastern Daylight Time on June 7, 2026. The Annual Meeting will be held on Monday, June 8, 2026 at 10:00 a.m. Central Daylight Time. You will not be able to attend the Annual Meeting in person. If you plan to virtually attend the meeting, please note that you will need to register at www.proxydocs.com/AMBQ by entering your control number included in the Notice, your proxy card or the instructions that accompanied your proxy materials. If you are a beneficial stockholder, you should contact the bank, broker or other institution where you hold your account well in advance of the Annual Meeting if you have questions about obtaining your control number and proxy to vote. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting.

The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. Information on how to vote before and during the Annual Meeting is discussed below.

Whether or not you participate in the Annual Meeting, it is important that you vote your shares.

What if I cannot find my control number?

Your control number is included in the Notice, your proxy card or the instructions that accompanied your proxy materials.

If you are hold your shares in an account at a bank, broker or other holder of record, and still cannot locate your control number, you will need to contact that bank, broker or other holder of record to obtain your control number prior to the Annual Meeting.

When is the record date for the Annual Meeting?

The Board of Directors has fixed the record date for the Annual Meeting to be the close of business on April 13, 2026 (the “Record Date”).

Will I be able to ask questions at the Annual Meeting?

We plan to spend up to 15 minutes answering questions that are relevant to the proposals to be voted on at the Annual Meeting and will include as many stockholder questions that comply with the rules of conduct for the Annual Meeting as the allotted time permits. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting.

What if I have technical difficulties or trouble accessing the virtual meeting website?

Our virtual meeting platform vendor will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting, please call the technical support number that will be posted on the meeting login page.

What if I cannot virtually attend the Annual Meeting?

You may vote your shares electronically before the Annual Meeting by internet, by proxy or by telephone as described below. You do not need to access the Annual Meeting webcast to vote if you submitted your vote via proxy, by internet or by telephone in advance of the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 21,364,914 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote through the internet before or during the Annual Meeting, by proxy through the internet or by telephone, or by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy through the internet or by telephone as instructed below or by completing a proxy card that you may request or that we may elect to deliver at a later time.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the Record Date your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You must follow the instructions provided by your brokerage firm, bank, or other similar organization for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the internet, including by providing you with your control number via email or on your Notice or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the internet as instructed by your broker, bank or other stockholder of record. If you did not receive a control number via email or on your Notice or voting instruction form, and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain a valid legal proxy.

What am I voting on?

There are two matters scheduled for a vote:

•
Proposal No. 1 – To elect Timothy Chen and Ker Zhang, Ph.D., as Class I directors to hold office until the Company’s 2029 annual meeting of stockholders and until their successors have been duly elected and qualified or such director’s earlier death, resignation or removal.
•
Proposal No. 2 – To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026.

What if another matter is properly brought before the Annual Meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote through the internet before or during the Annual Meeting, by proxy through the internet or by telephone or by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.

•
To vote using the proxy card, complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•
To vote over the telephone, dial toll-free 866-966-1152 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m. Eastern Daylight Time on June 7, 2026 to be counted.
•
To vote through the internet before the Annual Meeting, go to www.proxypush.com/AMBQ to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m. Eastern Daylight Time on June 7, 2026 to be counted.
•
To vote through the internet during the Annual Meeting, please visit www.proxypush.com/AMBQ. You will be asked to provide the company number and control number from the Notice.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received the Notice containing voting instructions from that organization rather than from Ambiq. Follow the voting instructions in the Notice to ensure that your vote is counted. To vote through the internet during the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of the Record Date.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing a proxy card, by telephone or through the internet before or during the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all nominees for director and “For” Proposal No. 2. If any other matter is properly presented at the Annual Meeting, your proxyholder will vote your shares using their best judgment.

What are “broker non-votes”?

If you are a beneficial owner of shares held in street name and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker, bank or other agent will still be able to vote your shares depends on whether the particular proposal is deemed to be a “routine” matter. Brokers, banks and other agents can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation) and certain corporate governance proposals, even if management-supported. When there is at least one “routine” matter that the broker, bank or other securities intermediary votes on, the shares that are un-voted on “non-routine” matters are counted as “broker non-votes.” Accordingly, your broker, bank or other agent may not vote your shares on Proposal No. 1 without your instructions, but may vote your shares on Proposal No. 2 even in the absence of your instruction. We expect broker non-votes to exist in connection with Proposal No. 1.

We encourage you to provide voting instructions to your broker, bank or other agent. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your broker, bank or other agent about how to submit your proxy to them at the time you receive this proxy statement.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•
You may submit another properly completed proxy card with a later date.
•
You may grant a subsequent proxy by telephone or through the internet.
•
You may send a timely written notice that you are revoking your proxy to Ambiq Micro, Inc., Attn: Corporate Secretary, 6500 River Place Boulevard, Building 7, Suite 200, Austin, Texas 78730.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How does the Board of Directors recommend stockholders should vote?

The Board of Directors recommends that you vote:

•
Proposal No. 1 – FOR the election of each of Mr. Timothy Chen and Dr. Ker Zhang as Class I directors to hold office until our 2029 annual meeting of stockholders and until their successors have been duly elected and qualified or such director’s earlier death, resignation or removal.
•
Proposal No. 2 – FOR the ratification of the selection by the Audit Committee of the Board of Directors of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026.

What vote is required to approve each item and how are votes counted?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Voting Options	Vote Required for Approval	Effect of Abstentions or Withhold Votes, As Applicable	Effect of Broker Non-Votes
1.	Election of directors	“For” or “withhold” with respect to each director nominee

Nominees receiving the most “For” votes from holders of shares of common stock present by remote communication or represented by proxy at the Annual Meeting and entitled to vote on the election of directors will be elected(1)

				No Effect	No effect(2)
2.	Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026	“For,” “against,” or “abstain”	“For” votes from a majority of the votes cast on such matter, voting affirmatively or negatively (excluding abstentions)	No effect	Not applicable(3)

(1)
Stockholders may not cumulate votes for directors.
(2)
This proposal is considered to be a “non-routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other nominee does not have discretionary authority to vote your shares on this proposal.
(3)
This proposal is considered to be a “routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other nominee has discretionary authority to vote your shares on this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority of the outstanding shares of stock entitled to vote are present at the Annual Meeting, by remote communication or represented by proxy. On the Record Date there were 21,364,914 shares outstanding and entitled to vote. Thus, the holders of 10,682,458 shares must be present by remote communication or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the Annual Meeting by remote communication. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the Annual Meeting may be adjourned to another date by the chairperson of the meeting or the holders of a majority of the votes cast on the matter, voting affirmatively or negatively (excluding abstentions and broker non-votes).

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a current report on Form 8-K within four business days after the Annual Meeting, we intend to file a current report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional current report on Form 8-K to publish the final results.

When are stockholder proposals and director nominations due for next year’s annual meeting?

Stockholders who intend to present proposals at the Company’s annual meeting of stockholders in 2027 (the “2027 Annual Meeting”) pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must send notice of their proposal to us so that we receive it no later than December 23, 2026, and must comply with all other applicable requirements of Rule 14a-8. However, if the 2027 Annual Meeting is advanced by more than 30 days prior to or delayed by more than 30 days after June 8, 2027, then the deadline will be a reasonable time prior to the time we begin to print and send our proxy materials.

Stockholders who intend to present proposals at the 2027 Annual Meeting other than pursuant to Rule 14a-8 or nominate individuals for election as directors must comply with the notice provisions in our Amended and Restated Bylaws (the “Bylaws”). Under these requirements, stockholders providing notice of proposals or nominations pursuant to our current Bylaws must provide the information, representations and certifications required by our Bylaws not earlier than 120 days nor less than 90 days prior to the first anniversary of the date of the preceding year’s annual meeting which, for the 2027 Annual Meeting, is between February 8, 2027 and March 10, 2027. If the date of the 2027 Annual Meeting is advanced more than 30 days or delayed by more than 70 days from June 8, 2027, in order for notice by the stockholder to be timely, such notice must be so delivered, or mailed and received, not earlier than the 120th day prior to the date of such annual meeting and not later than the later of (i) the 90th day prior to the date of such annual meeting or (ii) the tenth day following the day on which public announcement of the date of such meeting is first made. Notice of stockholder proposals or nominations should be addressed to Ambiq Micro, Inc., Attn: Corporate Secretary, 6500 River Place Boulevard, Building 7, Suite 200, Austin, Texas 78730. You are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. Currently, we have two directors in Class I, two directors in Class II and three directors in Class III, with each class of directors serving a staggered three-year term. Vacancies on the Board of Directors may be filled only by the affirmative vote of the majority of directors then in office, even if less than a quorum of the Board of Directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, will serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified or such director’s earlier death, resignation or removal.

The Board of Directors presently has seven members. There are two directors in the class whose term of office expires in 2026, Mr. Timothy Chen and Dr. Ker Zhang. If elected at the Annual Meeting, each nominee would serve until the 2029 annual meeting of stockholders or until his successor has been duly elected and qualified or such director’s earlier death, resignation or removal.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of the nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Ambiq. Each person nominated for election has consented to being named as a nominee in this proxy statement and has agreed to serve if elected. We have no reason to believe that any nominee will be unable or decline to serve if elected.

The following includes a brief biography of each nominee for director and each of our other current directors, including their respective ages, as of April 13, 2026. Each biography includes information regarding the specific experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee and the Board of Directors to determine that the applicable nominee or other current director should serve as a member of the Board of Directors.

No director or executive officer is related by blood, marriage, or adoption to any other director or executive officer. No arrangements or understandings exist between any director and any other person pursuant to which such person was selected as a director or nominee.

Class I Director Nominees for Election for a Three-Year Term Expiring at the 2029 Annual Meeting

Timothy Chen, age 52, has been a member of our Board of Directors since November 2023. Mr. Chen is a founding partner of ACHI and KQ Capital, and has served as the CEO of an international division of VIA Technologies, Inc., an integrated circuit manufacturer, since September 2015. Prior to serving as CEO, Mr. Chen was the Head of Sales and Business Development at the same division of VIA Technologies, where he began in 2007. From October 2019 to February 2022, Mr. Chen served as Chairman for VIA Telecom, a CDMA alternative chip supplier to Qualcomm, Inc. In addition, Mr. Chen served as Chief Financial Officer of PTK Acquisition Corp. from July 2020 until September 2021, when they announced a SPAC business combination with Valens Semiconductor, Ltd., resulting in their listing on the NYSE. In December 2014, Mr. Chen founded EMQ, an Asian cross-border startup developing global payment network solutions, where he now serves as Chairman and board member. In addition to his executive leadership experience, Mr. Chen holds several key board positions within the technology and media sectors. In March 2026, Mr. Chen joined the board of directors of DayOneDC, a global data center operator. He also serves as a board member of VIA Labs and CatchPlay, a leading Taiwanese multimedia and digital content provider. Mr. Chen holds a degree in Engineering from the University of California Berkeley. We believe that Mr. Chen’s extensive experience in hardware engineering, his deep expertise in the semiconductor industry, and his track record in global investment and corporate leadership qualify him to serve on our Board of Directors.

Ker Zhang, Ph.D., age 63, has been a member of our Board of Directors since January 2017. Dr. Zhang is a technology expert with over 30 years of HardTech experience as an engineer, executive, entrepreneur, CEO, Chairman, and investor. Since January 2025, Dr. Zhang has served as Chairman of Crossbar Inc., a Kleiner Perkins portfolio company that develops innovative memory technology; previously, he served as Executive Chairman from April 2019 and as interim CEO from July 2020 through January 2025. Until April 2025, Dr. Zhang also advised Intel Capital and previously served on the board of Keyssa, Inc., a wireless transfer technology company, on behalf of Intel. From September 2021 to December 2022, Dr. Zhang served on the board of directors of Valens Semiconductor Co. In addition, from February 2018 to September 2023, Dr. Zhang was an Entrepreneur In Residence at Kleiner Perkins. Furthermore, he was Vice President and General Manager of Intel’s CDMA product and development group from October 2015 to February 2018 and CEO of VIA Telecom from 2002 until it was acquired by Intel in 2015. Dr. Zhang holds an M.S. in physics from the University of Massachusetts and a Ph.D.

in Electrical Engineering from Worcester Polytechnic Institute and is a named inventor on three patents. We believe that Dr. Zhang’s experience and expertise in hardware engineering and years of senior management experience qualify him to serve on our Board of Directors.

The Board of Directors Recommends

a Vote “For” the election of the Class I directors.

Class II Directors Continuing in Office Until the 2027 Annual Meeting

Wen Hsieh, Ph.D., age 53, has been a member of our Board of Directors since November 2014 and has served as the Chairman of our Board of Directors since July 2025. Dr. Hsieh co-founded Matter Venture Partners (“MVP”) in January 2023. MVP is a Silicon Valley-based HardTech venture fund focused on early-stage investments in semiconductors, robotics/Robotics-as-a-Service, AI infrastructure, on-body AI, quantum computing, manufacturing tech, energy building blocks and automation tools for life sciences. Dr. Hsieh has extensive experience serving on the boards of directors of technology companies, including ŌURA, a smart fitness technology developer, since October 2025, and Desktop Metal, a 3D printing system manufacturer, from April 2016 to February 2025 (NYSE: DM). Dr. Hsieh has served on the board of directors of Amprius Technologies, Inc. (NYSE: AMPX), a lithium-ion battery manufacturer, since April 2011. Prior to MVP, Dr. Hsieh was a General Partner of Kleiner Perkins from February 2006 to January 2023, where he led the HardTech practice. Before joining Kleiner Perkins, Dr. Hsieh was an Associate Principal at McKinsey & Co. San Francisco, and a leader of McKinsey’s semiconductor practice. Prior to McKinsey, Dr. Hsieh founded OnChip Technologies, a startup developing MEMS microfluidic biochips. He earned a B.S. with honors, an M.S. and Ph.D. in electrical engineering, plus a Ph.D. minor in biology, all from the California Institute of Technology. We believe that Dr. Hsieh’s extensive experience as an investor in the semiconductor and other HardTech industries, as well as his experience serving on boards of directors of various technology companies qualifies him to serve on our Board of Directors.

Joseph Tautges, age 50, has been a member of our Board of Directors since November 2022. Since January 2026, Mr. Tautges has provided consulting services to a global provider of payment technology and software solutions, and from March 2024 to January 2026, Mr. Tautges served as EVP and Chief Operating Officer at Worldpay Inc., a financial services technology company, until its acquisition by Global Payments Inc. Mr. Tautges previously served as the Executive Vice President, Chief Operating Officer of CDK Global, a digital solutions provider for automotive and heavy truck dealerships, from January 2021 to July 2022, and as its Executive Vice President, Chief Financial Officer from August 2017 to January 2021. Prior to joining CDK, Mr. Tautges served as the division Chief Financial Officer of the $18 billion Enterprise Services segment of Hewlett Packard Enterprise (“HPE”) from May 2014 to April 2017. Prior to HPE, Mr. Tautges held various levels of increasing responsibility in both operations and financial management with Sears Holdings from 2011 to 2014 and Aon Hewitt from 2002 to 2011. Mr. Tautges is a Certified Public Accountant. Mr. Tautges holds a degree in accountancy from Northern Illinois University. We believe that Mr. Tautges’ decades of experience in various leadership roles at CDK Global and HPE and his experience as a COO and CFO qualify him well to serve on our Board of Directors.

Class III Directors Continuing in Office Until the 2028 Annual Meeting

Bernard B. Banks, Ph.D., age 62, has been a member of our Board of Directors since January 2026. Dr. Banks has served on the board of directors of Customers Bancorp, Inc., since January 2022 (NYSE: CUBI). Dr. Banks is the Director of Rice University’s Doerr Institute for New Leaders where he oversees leader development initiatives for all Rice University students. Prior to joining the Doerr Institute in January 2024, he served on the senior leadership team and faculty at Northwestern University’s Kellogg School of Management from August 2016 until December 2023. A former career military officer who led organizations ranging in size from 10 to over 3000 people, Dr. Banks served on active duty in the United States Army for 29 years and retired with the rank of Brigadier General. Dr. Banks earned his Ph.D. in social-organizational psychology from Columbia University. He also holds graduate degrees from Northwestern University (MBA), Harvard University (MPA), Central Michigan University (MSA), US Army War College (MSS), and Columbia University (MA and MPhil). We believe that Dr. Banks’ experience in leadership development qualifies him to serve on our Board of Directors.

Fumihide Esaka, age 62, has served as our Chief Executive Officer and as a member of our Board of Directors since December 2015 and served as Chairman of our Board of Directors from November 2016 to July 2025. Prior to joining Ambiq, Mr. Esaka served as chief executive officer of Transphorm Inc., a global semiconductor development company, from June 2013 to November 2015 and president and chief executive officer of Nihon Inter Electronics Corporation from June 2010 to June 2013. Mr. Esaka holds a B.A. in electrical engineering and computer science from the University of California San Diego. We believe that Mr. Esaka’s current role as our Chief Executive Officer and his extensive executive leadership and management experience at semiconductor companies qualify him to serve on our Board of Directors.

Scott Hanson, Ph.D., age 42, founded Ambiq and has served as our Chief Technology Officer since February 2013 and our Secretary since June 2015. Previously, Dr. Hanson served as our Chief Executive Officer from January 2010 to January 2013. Dr. Hanson has served on our Board of Directors since January 2010. Dr. Hanson has won numerous awards, including the ECE Alumni Rising Star Award and Arbor Networks Ph.D. Research Impact Award from University of Michigan. Dr. Hanson holds a BSE in electrical engineering, a MSE in electrical engineering and a Ph.D. in electrical engineering from the University of Michigan. We believe that Dr. Hanson’s role as our founder and Chief Technology Officer and his extensive knowledge of our technology qualify him to serve on our Board of Directors.

CORPORATE GOVERNANCE AND BOARD MATTERS

Overview

We are committed to exercising good corporate governance practices. In furtherance of this commitment, we regularly monitor developments in the area of corporate governance and review our processes, policies and procedures in light of such developments. Key information regarding our corporate governance initiatives can be found on the Governance section of our website, www.ir.ambiq.com, including our Corporate Governance Guidelines, Code of Business Conduct and Ethics and the charters for our Audit, Compensation and Nominating and Corporate Governance Committees. We believe that our corporate governance policies and practices empower our independent directors to effectively oversee our management—including the performance of our Chief Executive Officer—and provide an effective and appropriately balanced board governance structure. This section describes key corporate governance practices that we have adopted.

Director Nomination Process and Qualifications

We believe that an effective board of directors should be made up of individuals who collectively provide an appropriate balance of diverse occupational and personal backgrounds and perspectives and who have a range of skills and expertise sufficient to provide guidance and oversight with respect to the Company’s strategy and operations. Our Nominating and Corporate Governance Committee considers candidates who are recommended by its members, by other Board of Directors members, by stockholders, and by management, as well as those identified by third-party search firms retained to assist in identifying and evaluating possible candidates.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially with the other members of the Board of Directors. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant professional background or expertise upon which to be able to offer advice and guidance to management; having sufficient time to devote to the affairs of the Company; demonstrating excellence in his or her field; having experience as a board member or executive officer of another publicly held company; having a diverse personal background, perspective and experience; and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity of background, age, skills and such other factors as it deems appropriate, given the current needs of the Board of Directors and the Company, to maintain a balance of knowledge, experience and capability.

Our Nominating and Corporate Governance Committee reviews the service of incumbent directors whose terms are set to expire, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence, as well as the overall composition of the Board of Directors and the desire to add new skill sets and expertise to the Company. In the case of all director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for New York Stock Exchange (“NYSE”) purposes, which determination is based upon applicable listing standards of the NYSE (the “NYSE Listing Rules”), applicable SEC rules and regulations and the advice of counsel, if necessary.

Nominations by Stockholders

Our Nominating and Corporate Governance Committee will evaluate director candidates recommended by stockholders in the same manner in which the Nominating and Corporate Governance Committee evaluates any other director candidate. Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation but must include information that would be required under the “advance notice” provisions of the Bylaws and SEC rules to be included in a proxy statement soliciting proxies for the election of such candidate. Stockholders wishing to propose a candidate for consideration by our Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by submitting the above information to our Nominating and Corporate Governance Committee at Ambiq Micro, Inc., Attn: Corporate Secretary, 6500 River Place Boulevard, Building 7, Suite 200, Austin, Texas 78730. Stockholders must also satisfy the notification, timeliness, consent, and information requirements set forth in our Bylaws. These requirements are also described under the section entitled “Questions and Answers about these Proxy Materials and Voting—When are stockholder proposals and director nominations due for next year’s annual meeting?” For additional information about our director nomination requirements, please see our Bylaws.

Independence of the Board of Directors

Our Board of Directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Based on information requested from and provided by each director and director nominee concerning her or his background, employment and affiliations, including family relationships, our Board of Directors has affirmatively determined that none of our directors, other than Mr. Fumihide Esaka and Dr. Scott Hanson, has any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under NYSE Listing Rules. Our Board of Directors has determined that Mr. Fumihide Esaka and Dr. Scott Hanson, by virtue of their positions as our Chief Executive Officer and Chief Technology Officer, respectively, are not independent under applicable rules and regulations of the SEC and the NYSE Listing Rules. In making these independence determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director and the transactions described in the section titled “Certain Relationships and Related Person Transactions.”

Board Leadership Structure

The roles of Chairman of our Board of Directors and Chief Executive Officer are currently separated, with Dr. Wen Hsieh serving as Chairman of our Board of Directors and Mr. Fumihide Esaka serving as our Chief Executive Officer. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chair of our Board of Directors to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. In determining to separate these roles, our Board of Directors recognized and continues to recognize the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as Chairman of our Board of Directors, particularly as the Board of Directors’ oversight responsibilities continue to grow. While neither of our Bylaws or Corporate Governance Guidelines require that our Chairman and Chief Executive Officer positions be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Role of the Board of Directors in Risk Oversight

Our Board of Directors believes that risk management is an important part of establishing, updating and executing our business strategy. Our Board of Directors, as a whole and at the committee level, has oversight responsibility relating to risks that could affect the corporate strategy, business objectives, compliance, operations and the financial condition and performance of the Company. Our Board of Directors focuses its oversight on the most significant risks facing the Company and its processes to identify, prioritize, assess, manage and mitigate those risks. Our Board of Directors and its committees receive regular reports from members of the Company’s senior management on areas of material risk to the Company, including strategic, operational, financial, cybersecurity, legal and regulatory risks. See “Item 1C. Cybersecurity” of our Annual Report on Form 10-K for the year ended December 31, 2025 for additional information. While our Board of Directors has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on the Company.

The Audit Committee is responsible for overseeing our financial reporting process on behalf of our Board of Directors and reviewing with management and our auditors, as appropriate, our major financial risk exposures, as well as overseeing our cybersecurity risk management processes, including oversight and mitigation of risks from cybersecurity threats. The Audit Committee also monitors compliance with legal and regulatory requirements. The Compensation Committee is responsible for overseeing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on the Company. The Nominating and Corporate Governance Committee oversees the management of risks associated with our overall compliance and corporate governance practices and the independence and composition of our Board of Directors. These committees provide regular reports to the full Board of Directors.

Meetings of the Board of Directors and Attendance

The Board of Directors met 10 times during 2025. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors, and of the committees on which he or she served, held during the portion of 2025 for which he or she was a director or committee member.

Our policy is to encourage directors and nominees for director to attend the Annual Meeting. During 2025, our stockholders elected directors by written consent in lieu of holding an annual meeting of stockholders.

Executive Sessions

In accordance with our Corporate Governance Guidelines and the NYSE Listing Rules, our non-employee directors meet regularly in executive sessions of the Board of Directors without management present. Dr. Wen Hsieh, Chairman of the Board of Directors, presides over these executive sessions.

Information Regarding Committees of the Board of Directors

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The following table provides committee membership and meeting information for 2025 for each of these committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Bernard B. Banks, Ph.D.	✓
Timothy Chen	✓*	✓
Wen Hsieh, Ph.D.		✓*	✓*
Joseph Tautges	✓		✓
Ker Zhang, Ph.D.
Number of meetings	2	2	0(1)

* Committee chair

(1)
We completed our initial public offering (“IPO”) in July 2025 and, thus, our Nominating and Corporate Governance Committee did not meet during 2025.

Below is a description of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The written charters of the committees, which comply with the applicable NYSE Listing Rules, are available to stockholders on the Governance section of our website at https://ir.ambiq.com. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Audit Committee

Our Audit Committee currently consists of Dr. Bernard B. Banks and Messrs. Timothy Chen and Joseph Tautges, with Mr. Timothy Chen serving as chair. Additionally, until March 22, 2026, Dr. Ker Zhang served on the Audit Committee. Our Board of Directors has affirmatively determined that each of the current members of the Audit Committee, and Dr. Ker Zhang for the period that he served on the Audit Committee, satisfies or satisfied the independence requirements of the NYSE Listing Rules and Rule 10A-3 under the Exchange Act. Each current member of our Audit Committee and Dr. Ker Zhang can read and understand fundamental financial statements in accordance with the NYSE Listing Rules audit committee requirements. In arriving at this determination, our Board of Directors has examined each Audit Committee member’s scope of experience and the nature of their prior and/or current employment. Our Board of Directors has determined that Drs. Bernard B. Banks and Ker Zhang and Messrs. Timothy Chen and Joseph Tautges each qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the NYSE Listing Rules. In making this determination, our Board of Directors has considered each financial expert’s formal education and previous experience in financial roles. Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee.

The primary purpose of the Audit Committee is to discharge the responsibilities of our Board of Directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our Audit Committee include:

•
evaluating the performance, independence, and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;
•
reviewing our financial reporting processes and disclosure controls;
•
reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;
•
reviewing the adequacy and effectiveness of our internal control policies and procedures, including the responsibilities, budget, staffing, and effectiveness of our internal audit function;
•
reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by us;
•
obtaining and reviewing at least annually a report by our independent auditors describing the independent auditors’ internal quality control procedures and any material issues raised by the most recent internal quality-control review;
•
monitoring the rotation of partners of our independent auditors on our engagement team as required by law;
•
prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;
•
reviewing our annual and quarterly financial statements and reports, including the disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;
•
reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy, and effectiveness of our financial controls and critical accounting policies;
•
reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;
•
establishing procedures for the receipt, retention, and treatment of complaints received by us regarding financial controls, accounting, auditing, or other matters;
•
preparing the report that the SEC requires in our annual proxy statement;
•
reviewing and providing oversight of any related person transactions in accordance with our related person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of ethics;
•
reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and

•
reviewing and evaluating on an annual basis the performance of the Audit Committee and the Audit Committee charter.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.

Respectfully submitted,

The Audit Committee of the Board of Directors*

Ker Zhang, Ph.D. (Chair)

Bernard B. Banks, Ph.D.

Timothy Chen

Joseph Tautges

* This Audit Committee Report is submitted by the members of the Audit Committee as constituted at the time of its approval. Effective March 22, 2026, the Audit Committee consists of Timothy Chen (Chair), Bernard B. Banks, Ph.D. and Joseph Tautges.

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

Our Compensation Committee currently consists of Mr. Timothy Chen and Dr. Wen Hsieh, with Dr. Wen Hsieh serving as chair. Our Board of Directors has affirmatively determined that each of the members of our Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and satisfies the independence requirements of the NYSE Listing Rules.

The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board of Directors in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:

•
reviewing and approving the corporate objectives that pertain to the determination of executive compensation;
•
reviewing and approving the compensation and other terms of employment of our executive officers;
•
reviewing and approving performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;
•
reviewing and approving, or making recommendations to our Board of Directors regarding, the adoption or amendment of equity, cash incentive, retirement and profit sharing, severance and similar plans and approving amendments to such plans to the extent authorized by our Board of Directors;

•
reviewing and approving the form and amount of compensation to be paid or awarded to our non-employee board members;
•
reviewing and assessing the independence of compensation consultants, legal counsel, and other advisers as required by Section 10C of the Exchange Act;
•
administering our equity incentive plans, to the extent such authority is delegated by our Board of Directors;
•
reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections, indemnification agreements, and any other material arrangements for our executive officers;
•
reviewing and discussing with our Board of Directors and our management succession plans for our Chief Executive Officer and other executive officers;
•
reviewing, approving and overseeing the Company’s compensation clawback policies and any required recoupment, and associated disclosure, of previously paid compensation;
•
reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;
•
preparing an annual report on executive compensation that the SEC requires in our annual proxy statement; and
•
reviewing and evaluating on an annual basis the performance of the Compensation Committee and recommending such changes as deemed necessary with our Board of Directors.

The Compensation Committee may form and delegate authority to subcommittees for any purpose that the Compensation Committee deems appropriate. Additionally, the Compensation Committee may delegate to one or more officers of the Company the authority to grant, amend and/or administer awards of cash or options or other equity securities to employees or other service providers of the Company who, in either case, are not officers subject to Section 16 of the Exchange Act under the Company’s incentive-compensation or other equity-based plans as the Compensation Committee deems appropriate.

Compensation Committee Processes and Procedures

The Compensation Committee generally meets quarterly and with greater frequency if necessary. The Compensation Committee also acts periodically by unanimous written consent in lieu of a formal meeting. The agenda for each meeting is usually developed by the chair of the Compensation Committee, in consultation with management. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives.

The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of Ambiq. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee and does not delegate its authority to such consultants or advisers. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Since March 2021, the Compensation Committee has engaged the services of Compensia, a national compensation consulting firm, and has considered such firm’s input in evaluating compensation trends and best practices, identifying peer group companies and benchmarking compensation data and other aspects of administering the Company’s executive compensation program and equity compensation programs.

The evaluation of our executive officers’ performance, including our Chief Executive Officer, is conducted by the Compensation Committee, which determines any adjustments to their compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies.

For more information regarding compensation of our executive officers and directors, see the sections titled “Director Compensation” and “Executive Compensation.”

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Dr. Wen Hsieh and Mr. Joseph Tautges, with Dr. Wen Hsieh serving as chair. Our Board of Directors has affirmatively determined that each of the members of our Nominating and Corporate Governance Committee satisfies the independence requirements of the NYSE Listing Rules.

Specific responsibilities of our Nominating and Corporate Governance Committee include:

•
identifying, reviewing, and making recommendations of candidates to serve on our Board of Directors;
•
evaluating the performance of our Board of Directors, committees of our Board of Directors, and individual directors and determining whether continued service on our Board of Directors is appropriate;
•
evaluating nominations by stockholders of candidates for election to our Board of Directors;
•
evaluating the current size, composition, and organization of our Board of Directors and its committees and making recommendations to our Board of Directors for approvals;
•
developing a set of corporate governance policies and principles and recommending to our Board of Directors any changes to such policies and principles;
•
reviewing issues and developments related to corporate governance and identifying and bringing to the attention of our Board of Directors current and emerging corporate governance trends; and
•
reviewing periodically the Nominating and Corporate Governance Committee charter, structure, and membership requirements and recommending any proposed changes to our Board of Directors, including undertaking an annual review of its own performance.

Communications with the Board of Directors

Our Board of Directors welcomes input and suggestions from all interested parties, including stockholders. Anyone may communicate with a member or members of our Board of Directors, including the Chairman of the Board of Directors, chair of the Audit, Compensation, or Nominating and Corporate Governance Committees, or to the non-management or independent directors, by sending a written communication to Ambiq Micro, Inc., Attn: Corporate Secretary, 6500 River Place Boulevard, Building 7, Suite 200, Austin, Texas 78730.

Communications addressed to the Board of Directors or to a Board of Directors member are distributed to the Board of Directors or to any individual director or directors as appropriate. Any such communication is promptly distributed to the director or directors named therein unless such communication is considered, either presumptively or in the reasonable judgment of the Company’s Corporate Secretary, to be improper for submission to the intended recipient or recipients. Examples of communications that would presumptively be deemed improper for submission include, without limitation, solicitations, communications that raise grievances that are personal to the sender, communications that relate to the pricing of the Company’s products or services, communications that do not relate directly or indirectly to the Company and communications that are frivolous in nature.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, in accordance with Section 406 of the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder, which is available via the “Governance – Governance Documents – Code of Business Conducts and Ethics” link at https://ir.ambiq.com/. We intend to promptly disclose on our website or in a Current Report on Form 8-K in the future (i) the date and nature of any amendment (other than technical, administrative or other non-substantive amendments) to the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions, and relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K and (ii) the nature of any waiver, including an implicit waiver, from a provision of the Code of Business Conduct and Ethics that is granted to one of these specified individuals that relates to one or more of the elements of the code of ethics definition enumerated in Item 406(b) of Regulation S-K, the name of such person who is granted the waiver and the date of the waiver.

Corporate Governance Guidelines

As part of our Board of Directors’ commitment to enhancing stockholder value over the long term, our Board of Directors has adopted a set of Corporate Governance Guidelines to provide the framework for the governance of the Company and to assist our Board of Directors in the exercise of its responsibilities. Our Corporate Governance Guidelines cover, among other topics, composition and structure of the Board of Directors, Board of Directors membership criteria, director independence, Board of Directors and Board of Directors committee assessments, committees of the Board of Directors, Board of Directors access to management and outside advisors and director orientation and education. The Corporate Governance Guidelines, as well as the charters for each committee of the Board of Directors, may be viewed on the Governance section of our website at https://ir.ambiq.com.

Insider Trading Policy

We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers and employees that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. A copy of our Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025. In addition, it is the Company’s intent to comply with applicable laws and regulations relating to insider trading.

Policy Regarding Hedging and Pledging of Our Common Stock

Under our Insider Trading Policy, our directors, executive officers, employees, and their designees may not hedge their ownership of our stock, including, but not limited to, through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Additionally, directors, executive officers, employees, and their designees may not purchase our stock on margin, borrow against our stock held in a margin account, or pledge our stock as collateral for a loan.

PROPOSAL NO. 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026 and has further directed that management submit the selection of KPMG LLP as the Company’s independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP was engaged in 2021 and has audited the Company’s financial statements since 2021. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board of Directors is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors Recommends a Vote “For” Proposal No. 2.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to Ambiq for the years ended December 31, 2025 and 2024, by KPMG LLP, our independent registered public accounting firm.

	Year Ended December 31,
	2025	2024
	(in thousands)
Audit Fees(1)	$1,020	$865
Audit-Related Fees(2)	1,564	128
Tax Fees(3)	11	72
All Other Fees	—	—
Total Fees	$2,595	$1,065

(1)
“Audit Fees” consist of fees incurred for professional services rendered in connection with the audit of our annual consolidated financial statements, reviews of our quarterly consolidated financial statements, and issuances of consents and other services related to SEC matters.
(2)
“Audit-related Fees” consist of fees in connection with our IPO and accounting consultations and audit services incurred in connection with nonrecurring transactions. It also includes fees related to the audit of our 2023 financial statements under PCAOB standards in connection with our IPO.
(3)
“Tax Fees” consist of fees in connection with consultations around transfer pricing for certain foreign entities and the Company’s employee stock purchase plan.

All fees incurred subsequent to our IPO have been pre-approved by our Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee has policies and procedures in place for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, KPMG LLP. The Audit Committee generally pre-approves specified services in the defined categories of audit services, audit-related services, tax services and permitted non-audit services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by KPMG LLP is compatible with maintaining the principal accountant’s independence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of April 13, 2026 (except as noted) by:

•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•
each director and nominee for director;
•
each of the executive officers named in the Summary Compensation Table under “Executive Compensation” below (referred to throughout this proxy statement as our named executive officers); and
•
all current executive officers and directors as a group.

This table is based upon information supplied by officers and directors, as well as Schedules 13G or 13D and Section 16 filings filed with the SEC by beneficial owners of more than 5% of our common stock. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to securities that are convertible into or exercisable for shares of common stock as of April 13, 2026, or will become convertible into or exercisable for shares of common stock within 60 days thereafter, are deemed outstanding while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 21,364,914 shares outstanding on April 13, 2026, adjusted as required by rules promulgated by the SEC.

Except as otherwise noted below, the address for persons listed in the table is c/o Ambiq Micro Inc., 6500 River Place Blvd., Building 7, Suite 200, Austin, Texas 78730.

	Beneficial Ownership
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders
Entities affiliated with KPCB(1)	2,081,831	9.7%
Named Executive Officers, Directors and Director Nominees
Fumihide Esaka(2)	560,348	2.6%
Scott Hanson, Ph.D.(3)	443,025	2.0%
Jeffrey Winzeler(4)	71,429	*
Wen Hsieh, Ph.D.(5)	633,920	3.0%
Joseph Tautges(6)	19,357	*
Ker Zhang, Ph.D.(7)	42,557	*
Timothy Chen(8)	92,913	*
Bernard B. Banks	—	*
All executive officers and directors as a group (9 persons)	2,279,031	10.0%

* Represents beneficial ownership of less than 1%.

(1)
Based solely on a Schedule 13G filed with the SEC by entities affiliated with KPCB on November 3, 2025. Consists of (i) 1,439,667 shares of common stock held by Kleiner Perkins Caufield & Byers XVI, LLC (“KPCB XVI”), (ii) 49,282 shares of common stock held by KPCB XVI Founders Fund, LLC (“KPCB XVI Founders”), (iii) 575,867 shares of common stock held by Kleiner Perkins Select Fund, LLC, and (iv) 17,015 shares of common stock held by Kleiner Perkins Select Founders Fund, LLC. These entities are referred to collectively as “KPCB.” The managing member of KPCB XVI and KPCB XVI Founders is KPCB XVI Associates, LLC. The managing member of KP Select and KP Select Founders is Kleiner Perkins Select Associates, LLC. The principal business address for all entities and individuals affiliated with Kleiner Perkins Caufield & Byers is c/o Kleiner Perkins Caufield & Byers, LLC, 2750 Sand Hill Road, Menlo Park, CA 94025.
(2)
Consists of (i) 70,666 shares of our common stock held by Mr. Fumihide Esaka and (ii) options to purchase 489,682 shares of our common stock held by Mr. Fumihide Esaka that are exercisable within 60 days of April 13, 2026.
(3)
Consists of (i) 38,999 shares of our common stock held by Dr. Scott Hanson and (ii) options to purchase 404,026 shares of our common stock held by Dr. Scott Hanson that are exercisable within 60 days of April 13, 2026.
(4)
Consists of options to purchase 71,429 shares of our common stock held by Mr. Jeff Winzeler that are exercisable within 60 days of April 13, 2026.
(5)
Consists of 633,920 shares of our common stock held by Matter Venture Partners Fund I, L.P. (“Matter Venture”). Dr. Wen Hsieh exercises sole voting and dispositive control over the shares held by Matter Venture. The principal business address for Matter Venture is 3240 Hillview Avenue, Palo Alto, California 94304.
(6)
Consists of (i) 15,822 shares of our common stock held by Mr. Joseph Tautges and (ii) 3,535 shares of our common stock issuable upon settlement of restricted stock units (“RSUs”) held by Mr. Joseph Tautges within 60 days of April 13, 2026.
(7)
Consists of (i) 7,440 shares of our common stock held by Dr. Ker Zhang, (ii) options to purchase 33,629 shares of our common stock held by Dr. Ker Zhang that are exercisable within 60 days of April 13, 2026 and (ii) 1,488 shares of our common stock issuable upon settlement of RSUs held by Dr. Ker Zhang within 60 days of April 13, 2026.
(8)
Consists of (i) 70,592 shares of our common stock held by Triumph Way Investment Inc. (“Triumph”), (ii) 19,345 shares of our common stock held by Mr. Timothy Chen and (iii) 2,976 shares of our common stock issuable upon settlement of RSUs held by Mr. Timothy Chen within 60 days of April 13, 2026. Mr. Timothy Chen exercises sole voting and dispositive control over the shares held by Triumph. The principal business address for Triumph is J&C Building 3rd Floor, PO Box 362, Road Town, British Virgin Islands VG1110.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires that our executive officers, directors and 10% stockholders file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based solely on our review of the reports furnished to us and written representations that no other reports were required, we believe that during our fiscal year ended December 31, 2025, all Section 16(a) filing requirements were satisfied on a timely basis; except that a Form 4 filed on behalf of Mr. Fumihide Esaka on February 10, 2026 covering the exercise of options to purchase 53,660 shares of our common stock that occurred on October 7, 2025, was filed late due to an inadvertent administrative error.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers as of April 13, 2026:

Name	Age	Position
Fumihide Esaka(1)	62	Chief Executive Officer and Director
Sean Chen	57	President and Chief Operating Officer
Scott Hanson, Ph.D.(1)	42	Chief Technology Officer and Director
Jeff Winzeler	66	Chief Financial Officer

(1)
Please see “Class III Directors Continuing in Office Until the 2028 Annual Meeting” for biographies for Mr. Fumihide Esaka and Dr. Scott Hanson.

Sean Chen has served as our President since November 2016 and is currently also serving as our Chief Operating Officer. Previously, Mr. Chen served as our Group V.P., Greater China and Global Operations from November 2015 to October 2016, and as a member of our Board of Directors from November 2016 to December 2024. Mr. Chen has over 30 years of semiconductor experience and has previously served as Vice President of Marketing and Business Development at mCube, a semiconductor company, and held several management positions at various startups and at Nagevtech, Intel, IDT, and TSMC. Mr. Chen holds a M.S. in Chemical Engineering from the National Cheng-Kung University.

Jeff Winzeler has served as our Chief Financial Officer since June 2025. Prior to joining Ambiq, Mr. Winzeler served as the Chief Financial Officer of Kandou S.A., a semiconductor company, from June 2020 to May 2025. Mr. Winzeler has also held Chief Financial Officer and Chief Operating Officer roles at several technology firms, including Everspin Technologies, Avnera Corporation, Solar Power Inc., and International DisplayWorks, Inc. Earlier in his career, Mr. Winzeler held several senior finance positions at Intel Corporation. Mr. Winzeler holds a B.S. in Finance from the University of Idaho and completed the Strategic Finance Leadership Program at Stanford University.

EXECUTIVE COMPENSATION

Our named executive officers, who consist of our principal executive officer and our two other most highly compensated executive officers, for the year ended December 31, 2025 were:

•
Fumihide Esaka, our Chief Executive Officer;
•
Jeff Winzeler, our Chief Financial Officer; and
•
Scott Hanson, Ph.D., our Chief Technology Officer.

Summary Compensation Table

The following table presents all of the compensation awarded to, or earned by, our named executive officers during the fiscal years ended December 31, 2025 and 2024.

Name and Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Fumihide Esaka	2025	832,166	513,800	4,746,040	—	179,298	6,271,304
Chief Executive Officer	2024	614,000	518,000	—	1,434,119	178,557	2,744,676
Jeff Winzeler(4)	2025	270,979	360,073	1,563,157	1,992,909	20,000	4,207,118
Chief Financial Officer	2024	—	—	—	—	—	—
Scott Hanson, Ph.D.	2025	433,506	413,540	2,487,748	—	—	3,334,794
Chief Technology Officer	2024	410,000	184,000	—	618,281	4,100	1,216,381

(1)
The amounts disclosed represent (i) discretionary annual performance bonuses of $185,800, $40,073 and $85,540 to Mr. Fumihide Esaka, Mr. Jeff Winzeler and Dr. Scott Hanson, respectively, (ii) one-time cash bonuses of $328,000, $120,000 and $328,000 to Mr. Fumihide Esaka, Mr. Jeff Winzeler and Dr. Scott Hanson, respectively, which were awarded in recognition of each executive officer’s contributions during our IPO and to ensure retention of such key executives and (iii) for Mr. Jeff Winzeler, a $200,000 sign on bonus.
(2)
The amounts disclosed represent the aggregate grant date fair value of the awards granted to our named executive officers during 2025 under our 2020 Equity Incentive Plan (the “2020 Plan”) or our 2025 Equity Incentive Plan (the “2025 Plan”), as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 718. With respect to Mr. Winzeler, $498,635 of the amount disclosed in the “Option Awards” column represents the incremental fair value, computed in accordance with FASB ASC Topic 718, attributable to the modification of options previously granted to Mr. Winzeler, as described below. The assumptions used in calculating are set forth in Note 12 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. The amounts disclosed do not reflect the actual economic value that may be realized by the named executive officers.
(3)
The amounts disclosed represent: (i) for Mr. Fumihide Esaka, $50,000 of U.S. housing allowance, $69,480 for Singapore housing allowance, $42,000 for Singapore car allowance and $17,818 for Singapore health insurance, and (ii) for Mr. Jeff Winzeler, $20,000 for a relocation bonus.
(4)
Mr. Jeff Winzeler became the Company’s Chief Financial Officer in June 2025. Mr. Jeff Winzeler was not a named executive officer in 2024.

Narrative to Summary Compensation Table

In setting executive base salaries and bonuses, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to us. We do not target a specific competitive position or a specific mix of compensation among base salary or bonus.

Annual Base Salary and Bonuses

Base salaries for our executive officers are initially established through arm’s-length negotiations at the time of the executive officer’s hiring, taking into account such executive officer’s qualifications, experience, the scope of such executive officer’s responsibilities and competitive market compensation paid by other companies for similar positions within the industry and geography. Base salaries are reviewed periodically and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance, experience and adjustments to reflect cost of living increases. In making decisions regarding salary increases, we may also draw upon the experience of members of our Board of Directors with executives at other companies.

The base salary for each of our named executive officers was increased effective as of September 15, 2025 as follows: Mr. Fumihide Esaka’s base salary was increased from $614,000 to $822,000, Mr. Jeff Winzeler’s base salary was increased from $400,000 to $433,000, and Dr. Scott Hanson’s base salary was increased from $410,000 to $496,000.

In 2025, our named executive officers were eligible to receive discretionary annual performance bonuses based on individual performance, company performance or as otherwise deemed appropriate, as determined by our Board of Directors. The Board of Directors awarded discretionary annual performance bonuses of $185,800, $40,073, and $85,540 to Mr. Fumihide Esaka, Mr. Jeff Winzeler, and Dr. Scott Hanson, respectively.

In addition, on September 29, 2025, our Board of Directors approved one-time cash bonuses of $328,000, $120,000 and $328,000 to Mr. Fumihide Esaka, Mr. Jeff Winzeler, and Dr. Scott Hanson, respectively. These bonuses were awarded in recognition of each executive officer’s contributions during our IPO and to ensure retention of such key executives.

Equity-Based Incentive Awards

Our equity award program is the primary vehicle for offering long-term incentives to our executive officers. We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and help align the interests of our executives and stockholders. To date, we have primarily used awards of stock options and RSUs for this purpose because we believe they are an effective means by which to align the long-term interests of our executive officers with those of stockholders. We believe that equity awards are an important retention tool for executive officers, as well as for our other employees. Grants to executive officers and other employees have historically been made at the discretion of our Board of Directors and are not made at any specific time period during a year.

In connection with his commencement of employment, on June 10, 2025, the Company granted Mr. Jeff Winzeler an option to purchase 142,857 shares of Company common stock, the terms of which are described below under “Agreements with Our Named Executive Officers and Potential Payments Upon Termination or Change of Control – Jeff Winzeler.”

On September 29, 2025, the Board of Directors approved the accelerated vesting of one-third of Mr. Jeff Winzeler’s initial option grant to purchase 142,857 shares of Company common stock, effective as of October 1, 2025, such that 47,619 shares subject to such stock option that were scheduled to vest accelerated vesting as of such date. 25% of the remaining 95,238 shares subject to such stock option will vest on the one-year anniversary of the vesting commencement date and thereafter the remaining 75% of the option vest in equal monthly installments over thirty-six months, subject to Mr. Jeff Winzeler’s continuous service with us. The incremental fair value from this vesting acceleration amendment to Mr. Jeff Winzeler’s initial option grant is included in the “Option Awards” column in the Summary Compensation Table above.

On October 2, 2025, our Board of Directors granted our named executive officers awards of time-based RSUs under our 2025 Plan in the amounts of 159,907, 52,667, and 83,819 RSUs to Mr. Fumihide Esaka, Mr. Jeff Winzeler, and Dr. Scott Hanson, respectively. The RSUs vest over four years, with 25% of the RSUs vesting on October 1, 2026, and 1/12th of the RSUs vesting quarterly thereafter, in each case, subject to the executive’s continued service through each applicable vesting date.

Employment Terms

We have entered into offer letters with Messrs. Fumihide Esaka and Jeff Winzeler. Descriptions of such arrangements are included under the caption “—Agreements with our Named Executive Officers and Potential Payments Upon Termination or Change of Control” below. We have not entered into an offer letter with Dr. Scott Hanson.

Outstanding Equity Awards as of December 31, 2025

The following table sets forth information concerning outstanding equity-based incentive awards held by our named executive officers as of December 31, 2025.

			Option Awards					Stock Awards
Name	Grant Date(1)	Vesting Commencement Date	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Grant Date	Vesting Commencement Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)
Fumihide Esaka	02/21/2019	02/21/2019	204,469	—	8.12	02/20/2029
	05/26/2021	05/26/2021	121,943	—	12.60	05/25/2031
	07/21/2024	01/01/2023	139,378	51,766(4)	12.60	07/20/2034
							10/02/2025	10/01/2025	159,907	4,557,350
Jeff Winzeler	06/10/2025	06/02/2025	47,619	95,238(5)	16.80	06/09/2035
							10/02/2025	10/01/2025	52,667	1,501,010
Scott Hanson, Ph.D.	10/02/2018	08/16/2018	87,578	—	8.12	10/01/2028
	02/21/2019	02/21/2019	138,558	—	8.12	02/20/2029
	05/26/2021	05/26/2021	116,878	—	12.60	05/25/2031
	07/21/2024	01/01/2023	52,084	19,344(4)	12.60	07/20/2034
							10/02/2025	10/01/2025	83,819	2,388,842

(1)
Options shown in the table with grant dates before 2020 were granted under our 2010 Equity Incentive Plan (the “2010 Plan”) and options shown in the table with grant dates from January 1, 2021 to July 30, 2025 were granted under our 2020 Plan.
(2)
The RSUs shown in this table were granted under our 2025 Plan. 25% of the shares subject to the RSU awards disclosed in this column will vest on October 1, 2026, and 1/12 of the remaining unvested shares subject to the RSU awards will vest quarterly thereafter, subject to the named executive officer’s continuous services with us.
(3)
Amounts reported in this column are equal to the closing price of the Company’s common stock as of December 31, 2025, which was $28.50, multiplied by the number of RSUs that were outstanding and unvested as of December 31, 2025.
(4)
25% of the shares subject to the options vest on the one-year anniversary of the vesting commencement date and thereafter the remaining 75% of the options vest in equal monthly installments over thirty-six months, subject to the named executive officer’s continuous service with us. If a change in control (as defined in the 2020 Plan) occurs and the named executive officer’s continuous service to us has not terminated as of, or immediately prior to, the effective time of such change in control, then, as of the effective time of such change in control, the vesting and exercisability of the option will be accelerated in full, subject to the named executive officer timely executing and allowing to become irrevocable a general release of claims in our favor.
(5)
On September 29, 2025, the Board of Directors approved the accelerated vesting of one-third of the shares of common stock subject to Mr. Jeff Winzeler’s option grant, effective as of October 1, 2025, such that 47,619 shares subject to such stock option that were scheduled to vest accelerated vesting as of such date. 25% of the remaining 95,238 shares subject to such stock option will vest on the one-year anniversary of the vesting commencement date and the remaining 75% will vest in equal monthly installments over thirty-six months thereafter, subject to Mr. Jeff Winzeler’s continuous service with us. If a change of control (as defined in the 2020 Plan) occurs and as of, or within 13 months after, such change of control Mr. Winzeler’s continuous service terminates due to a voluntary termination (not including death or disability) without cause (as defined in the 2020 Plan), the vesting and exercisability of the option will be accelerated in full, subject to Mr. Winzeler’s timely executing and allowing to become irrevocable a general release of claims in our favor.

Agreements with Our Named Executive Officers and Potential Payments Upon Termination or Change of Control

We have entered into offer letters with Mr. Fumihide Esaka and Mr. Jeff Winzeler, the material terms of which are described below. We have not entered into an offer letter with Dr. Scott Hanson. Each of our named executive officers has also executed our standard confidentiality and inventions assignment agreement.

Agreement with Fumihide Esaka

In November 2015, we entered into an offer letter with Mr. Fumihide Esaka, our Chief Executive Officer. The offer letter has no specific term and provides for at-will employment. Mr. Esaka’s current annual base salary is $822,000. In addition, under the terms of Mr. Fumihide Esaka’s offer letter, we are required to reimburse him up to $50,000 per year (prorated for any partial year of employment) for out-of-pocket expenses he incurs in connection with his primary housing in Austin, Texas, subject to his timely submission of substantiation for such expenses to the Company in accordance with its reimbursement policies.

Agreement with Jeff Winzeler

On April 16, 2025, we entered into an offer letter with Mr. Jeff Winzeler, our Chief Financial Officer. The offer letter has no specific term and provides for at will employment. The offer letter provides for (i) an initial base salary of $400,000, which was increased in September 2025 to $433,000, (ii) a one-time sign on bonus of $200,000, which was paid to him in June 2025, subject to a pro rata right of repayment in favor of the Company if Mr. Jeff Winzeler resigns within the first 12 months of his employment, (iii) a relocation bonus of $20,000, which was paid to him in June 2025, subject to a pro rata right of repayment in favor of the Company if Mr. Jeff Winzeler resigns within the first 12 months of his employment, and (iv) an annual discretionary incentive bonus with a target opportunity equal to 65% of his annual base salary, based on the achievement of performance objectives and other criteria determined by the Company. The offer letter also provides for an initial option grant under the 2020 Plan to purchase 142,857 shares of Company common stock, which was granted to him in June 2025. The initial option vests in a series of 48 equal monthly installments (measured from Mr. Jeff Winzeler’s first day of employment with the Company, June 2, 2025), subject to Mr. Jeff Winzeler’s continuous service with the Company through each applicable vesting date, except if a Change in Control (as defined in the 2020 Plan) occurs and if Mr. Jeff Winzeler remains in continuous service through immediately prior to such Change in Control, then (1) the initial option will accelerate and vest as to 50% of the then unvested portion of the initial option immediately prior to the Change in Control, and (2) if as of or within 13 months following the Change in Control, Mr. Jeff Winzeler’s continuous service is terminated by the Company without Cause (as defined in the 2020 Plan), and other than as a result of his death or disability, then the initial option will accelerate and fully vest. In addition, if Mr. Jeff Winzeler’s employment is terminated by the Company without Cause (as defined in the 2020 Plan), and other than as a result of his death or disability, his initial option grant will accelerate and vest as to the portion of the option that would have vested in the six months following such termination had he remained employed by the Company during that period. The vesting acceleration benefits described above for Mr. Jeff Winzeler are subject to him timely executing, delivering to the Company and allowing to become effective a general release of claims in favor of the Company.

Potential Payments upon Termination or Change of Control

We do not currently maintain any agreements or arrangements under which our named executive officers are eligible to receive cash severance benefits. Certain options granted to our named executive officers are subject to acceleration of vesting and exercisability upon a change in control or a termination of the named executive officer’s employment under certain circumstances, as described in more detail above in this section and the section titled “Outstanding Equity Awards as of December 31, 2025.”

Health, Welfare and Retirement Benefits

All our current named executive officers are eligible to participate in our employee benefit plans, including our life, medical, dental, and vision insurance plans and 401(k) plan (as described below), in each case on the same basis as all of our other employees.

Nonqualified Deferred Compensation

None of our named executive officers participates in or has account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us. Our Board of Directors may elect to provide our officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

401(k) Plan

We sponsor a qualified retirement plan that is intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and contains a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code. Participants may make pre-tax and certain after-tax (Roth) salary deferral contributions to the plan from their eligible compensation up to the statutorily prescribed annual limit under the Code. Participants who are 50 years of age or older may contribute additional amounts based on the statutory limits for catch-up contributions. The plan also permits us to make annual discretionary matching contributions to the plan accounts of eligible participants. Contributions are held in trust as required by law. No minimum benefit is provided under the plan. An employee’s salary deferral contributions are 100% vested when contributed.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

From time to time, prior to our IPO, the Company awarded stock options to our employees, including the named executive officers. Since the effective date of our IPO and going forward, the Company has no plans to grant stock options, stock appreciation rights, or similar instruments with option-like features and has no policies or practices to disclose pursuant to Item 402(x)(1) of Regulation S-K.

Incentive Compensation Recoupment Policy

Our Compensation Committee has adopted an Incentive Compensation Recoupment Policy that complies with NYSE Listing Rules that implement the SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act and applies to our current and former executive officers (as defined in applicable SEC rules). The policy provides that, in the event the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the federal securities laws (including any accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period), the Company must recover from covered executive officers who received incentive compensation during the three-year period preceding the date on which the Company is required to prepare the accounting restatement, based on the erroneous data, the amount, if any, in excess of which would have been paid to the covered executive officers under the accounting restatement. Under the policy, recoupment is required regardless of whether the covered executive officer engaged in any misconduct and regardless of fault and the Company’s obligation to recoup incentive compensation is not dependent on whether or when any restated financial statements are filed. In addition, the Compensation Committee may dismiss an executive officer, authorize legal action, or take such other action to enforce the executive officer’s obligations to the Company as it may deem appropriate in view of all facts surrounding the particular case. This policy applies to incentive compensation that is received by a covered officer on or after July 28, 2025. The policy is administered by the Compensation Committee, which has the sole discretion in making all determinations under the policy, which will be binding on all individuals.

Equity Compensation Plan Information

The following table shows certain information with respect to all of our equity compensation plans in effect as of December 31, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding stock options, warrants and rights (a)(1)	Weighted- average exercise price of outstanding stock options, warrants and rights (b)(2)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	3,738,945	$7.11	732,227(3)
Equity compensation plans not approved by stockholders	—	—	—
Total	3,738,945	$7.11	732,227(3)

(1)
Includes shares issuable upon exercise of outstanding options and shares issuable upon settlement of outstanding RSUs.
(2)
The weighted average exercise price is calculated based solely on outstanding stock options and does not take into account stock underlying RSUs, which have no exercise price.
(3)
As of December 31, 2025, 391,507 shares of common stock remained available for issuance under the 2025 Plan, and 340,720 shares of common stock remained available for issuance under the ESPP. The number of shares remaining available for future issuance under the 2025 Plan automatically increases on January 1 of each year for a period of ten years, beginning on January 1, 2026 and continuing through January 1, 2035, in an amount equal to (i) 5% of the total number of shares of our common stock outstanding on December 31 of the immediately preceding year, or (ii) a lesser number of shares determined by our Board of Directors no later than December 31 of the immediately preceding year. On January 1, 2026, the number of shares available for issuance under the 2025 Plan automatically increased by 915,846 shares of common stock. The number of shares remaining available for future issuance under the ESPP automatically increases on January 1 of each year for a period of ten years, beginning on January 1, 2026 and continuing through January 1, 2035, by the lesser of (i) 2% of the total number of shares of our common stock outstanding on December 31 of the immediately preceding year; and (ii) 681,440 shares, except before the date of any such increase, our Board of Directors may determine that such increase will be less than the amount set forth in clauses (i) and (ii). On January 1, 2026, the number of shares available for issuance under the ESPP automatically increased by 366,338 shares of common stock.

DIRECTOR COMPENSATION

During the year ended December 31, 2025, each of the following individuals served on our Board of Directors as non-employee directors: Timothy Chen, Wen Hsieh, Ph.D., Joseph Tautges, and Ker Zhang, Ph.D. Mr. Fumihide Esaka and Dr. Scott Hanson each also served on our Board of Directors during the year ended December 31, 2025, but did not receive any additional compensation for their service as a director. See the section titled “Executive Compensation” for more information regarding the compensation earned by Mr. Esaka and Dr. Hanson.

The following table presents all of the compensation awards paid or granted to, or earned by, our non-employee directors during the year ended December 31, 2025.

Non-Employee Director Compensation for the year ended December 31, 2025

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)(2)(3)	Total ($)
Wen Hsieh, Ph.D.	$39,583	—	39,583
Ker Zhang, Ph.D.	30,000	—	30,000
Joseph Tautges	60,000	10,714	70,714
Timothy Chen	25,833	10,714	36,547

(1)
A portion of the amounts reported in this column relate to pre-IPO compensation arrangements with our non-employee directors, which were paid to such directors before we adopted our Non-Employee Director Compensation Policy in connection with the IPO.
(2)
All of the stock awards were granted under the 2020 Plan. The amounts shown represent the grant date fair values of RSUs granted in 2025 as computed in accordance with FASB ASC Topic 718. See Note 12 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025 for a discussion of the assumptions used in the calculation. This amount does not reflect the actual economic value that may be realized by the non-employee director.
(3)
As of December 31, 2025, the aggregate number of shares underlying outstanding unvested RSUs under our 2020 Plan and options to purchase shares of our common stock under the 2010 Plan and our 2020 Plan held by each of our non-employee directors was as follows:

Name	Number of Shares Underlying RSUs	Number of Shares Underlying Outstanding Options
Ker Zhang, Ph.D.	17,857(a)	32,141(b)
Joseph Tautges	40,922(c)	—
Timothy Chen	35,715(d)	—

(a)
Represents a grant of 23,809 RSUs, 1/4th of which vested on December 1, 2025, and 1/16 of which vest quarterly thereafter, subject to the director’s continuous service through each applicable vesting date.
(b)
These options to purchase shares of common stock are fully vested.
(c)
Represents (i) a grant of 8,928 RSUs, 1/4th of which vested on December 1, 2023, and 1/16 of which vest quarterly thereafter, (ii) a grant of 23,809 RSUs, 1/4th of which vested on June 1, 2025, and 1/16 of which vest quarterly thereafter and (iii) a grant of 23,809 RSUs, 1/4 of which vest on March 1, 2026, and 1/16 which vest quarterly thereafter, in each case subject to the director’s continuous service through each applicable vesting date.
(d)
Represents (i) a grant of 23,809 RSUs, 1/4th of which vested on December 1, 2024, and 1/16 of which vest quarterly thereafter and (ii) a grant of 23,809 RSUs, 1/4th of which vest on March 1, 2026, and 1/16 of which vest quarterly thereafter, in each case subject to the director’s continuous service through each applicable vesting date.

In March 2025, we granted RSUs covering 23,809 shares of our common stock to each of Messrs. Joseph Tautges and Timothy Chen, 1/4 of which vested on March 25, 2026, and 1/16 of which vest quarterly thereafter, subject to such director’s continuous service through each applicable vesting date. These RSUs were granted prior to our IPO (and before we adopted our Non-Employee Director Compensation Policy in connection with the IPO).

We have reimbursed and will continue to reimburse all of our non-employee directors for their reasonable expenses incurred in attending meetings of our Board of Directors and committees of our Board of Directors.

Non-Employee Director Compensation Policy

Our Board of Directors adopted a Non-Employee Director Compensation Policy in connection with our IPO in July 2025, which was amended in December 2025, that is applicable to all of our non-employee directors. This policy, as amended, provides that each such non-employee director will receive the following compensation for service on our Board of Directors:

•
an annual cash retainer of $50,000 (plus an additional $25,000 for the independent chair of the Board of Directors);
•
an additional annual cash retainer of $25,000 for services as chair of the Audit Committee, $10,000 for services as chair of the Compensation Committee and $10,000 for services as chair of the Nominating and Corporate Governance Committee;
•
an additional annual cash retainer of $10,000 for services as a member of the Audit Committee, $5,000 for services as a member of the Compensation Committee and $5,000 for services as a member of the Nominating and Corporate Governance Committee (except, in each case, the chair of such committee will not receive the applicable additional annual cash retainer under this bullet for services as a member of such committee); and
•
an annual RSU grant having an aggregate value of $300,000 on the date of each of our annual stockholder meetings (“Annual RSU Grant”). The number of RSUs subject to each Annual RSU Grant will be determined by dividing the aggregate value of the Annual RSU Grant by the average of the daily closing share prices of our common stock for the 30-trading day period ending five calendar days before the grant date (rounded down to the nearest whole share).

The Annual RSU Grant described above will be granted under our 2025 Plan. Each Annual RSU Grant will vest in three equal annual installments following the date of grant, with each annual vesting date to occur on the earlier of (i) the first, second, or third anniversary of the grant date, as applicable, or (ii) the date of the Company’s first, second, or third annual stockholder meeting following the grant date, as applicable (or the date immediately prior to the applicable annual stockholder meeting if the director’s service as a director ends at such meeting due to the director’s failure to be re-elected or the director not standing for re-election), in each case, subject to the director’s continuous service to us through the applicable vesting date. In addition, the Annual RSU Grant, and each other then-outstanding equity award held by the non-employee director, shall accelerate and vest in full immediately prior to the closing of a Change in Control (as defined in the 2025 Plan), subject to the director’s continuous service through such date.

Transactions with Related Persons and Indemnification

The following includes a summary of transactions since January 1, 2024 to which we have been a party, in which the amount involved in the transaction exceeded the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change of control, and other arrangements, which are described under “Executive Compensation.”

Series G Redeemable Convertible Preferred Stock Financing

In multiple closings held between August 2023 and July 2024, we issued and sold an aggregate of 99,229,883 shares of our Series G redeemable convertible preferred stock at a purchase price of $0.904179 per share for an aggregate purchase price of approximately $89.7 million.

The following table summarizes the Series G redeemable convertible preferred stock purchased by holders of more than 5% of our capital stock and entities affiliated with our executive officers and members of our Board of Directors.

Participants(1)	Shares of Series G Redeemable Convertible Preferred Stock Purchased (#)	Aggregate Purchase Price ($)
EDB Investments Pte Ltd(2)	11,059,756	$9,999,999.12
Matter Venture Partners Fund I, L.P.(3)	11,059,756	$9,999,999.12
El Camino Fund, L.P. (4)	1,105,975	$999,999.37
Total	23,225,487	$20,999,997.61

(1)
Additional details regarding these stockholders and their equity holdings are included in this proxy statement under the section titled “Principal Stockholders.”
(2)
EDB Investments PTE Ltd is a holder of 5% or more of our capital stock.
(3)
Matter Venture Partners Fund I, L.P. is affiliated with Dr. Wen Hsieh, the Chairman of our Board of Directors.
(4)
El Camino Fund, L.P. is affiliated with Dr. Ker Zhang, one of our non-employee directors.

In connection with the issuance of our Series G redeemable convertible preferred stock, on June 1, 2024, we issued a warrant to purchase up to 238,931 shares of our common stock at an exercise price of $12.60 per share to Matter Venture Partners Fund I, L.P., which is affiliated with Dr. Wen Hsieh, the Chairman of our Board of Directors.

Stock Option Repricing

In May 2024, our Board of Directors approved a stock option repricing whereby the exercise prices of previously granted and unexercised options held by certain employees and directors with exercise prices between $17.08 and $33.60 per share, were adjusted to equal the fair market value of our common stock as of December 31, 2023. Options to purchase a total of 795,281 shares of our common stock are subject to the repricing. No other modifications were made to these options.

The following table sets forth the stock options held by our executive officers and directors that were subject to the repricing:

Name	Grant Date	Number of Securities Underlying Each Option	Exercise Price Pre-Stock Option Repricing	Exercise Price Post- Stock Option Repricing
Executive Officers
Fumihide Esaka	5/26/2021	121,943	$17.08	$12.60
Sean Chen	5/26/2021	114,167	$17.08	$12.60
Scott Hanson, Ph.D.	5/26/2021	116,878	$17.08	$12.60
Directors
Ker Zhang, Ph.D.	3/3/2021	17,857	$17.08	$12.60

Employment of Related Persons

The son of Sean Chen, our President and Chief Operating Officer, has been employed by the Company as an AI Firmware Engineer since June 2024. His compensation was determined in accordance with the Company’s compensation practices applicable to employees with comparable qualifications and responsibilities and holding similar positions and without involvement of Mr. Sean Chen. The total compensation paid to Mr. Sean Chen’s son in 2025 and 2024 was $235,551 and $73,977, respectively, which includes the fair value of equity awards issued to such individual during such period. He also participates in our health and benefits plans that are generally available to similarly situated employees.Employment Agreements with Executive Officers

We have entered into employment agreements and offer letter agreements with certain of our executive officers. See “Executive Compensation—Agreements with our Named Executive Officers and Potential Payments Upon Termination or Change of Control.”

Investor Rights Agreement

In August 2023, we entered into an amended and restated investors rights agreement containing registration rights, among other things, with certain holders of our outstanding capital stock, including entities affiliated with Kleiner Perkins Caufield & Byers (“KPCB”), entities affiliated with EDB Investments Pte Ltd. (“EDB”), Matter Venture Partners Fund I, L.P., and El Camino Fund, L.P. KPCB is a holder of 5% or more of our capital stock and is affiliated with Dr. Wen Hsieh and Dr. Ker Zhang, members of our Board of Directors, EDB is a holder of 5% or more of our capital stock, Matter Venture Partners Fund I, L.P. is affiliated with Dr. Wen Hsieh, and El Camino Fund, L.P. is affiliated with Dr. Ker Zhang. These registration rights are more fully described in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2025. See also the section titled “Security Ownership of Certain Beneficial Owners and Management” for additional information regarding beneficial ownership of our capital stock.

Indemnification Agreements

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our amended and restated certificate of incorporation and Bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request. We believe that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Policies and Procedures for Transactions with Related Persons

We have adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration, and oversight of “related person transactions.” For purposes of our policy, a “related person transaction” means any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Transactions involving compensation for services provided to us as an employee, consultant, or director are not considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities (including our common stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of the proposed transaction, must present information regarding the proposed related person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board of Directors) for review. To identify related person transactions in advance, we rely on information supplied by our executive officers, directors, and certain significant stockholders. In considering related person transactions, our Audit Committee takes into account the relevant available facts and circumstances, which may include, but are not limited to:

•
the risks, costs, and benefits to us;
•
the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•
the terms of the transaction;
•
the availability of other sources for comparable services or products; and
•
the terms available to or from, as the case may be, unrelated third parties.

Our Audit Committee will approve only those transactions that it determines are fair to us and in our best interests. All of the transactions described above were entered into prior to the adoption of such policy.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Ambiq stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker, notify our Corporate Secretary at (512) 879-2850 or send a written request to Ambiq Micro, Inc., Attn: Corporate Secretary, 6500 River Place Boulevard, Building 7, Suite 200, Austin, Texas 78730. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

ADDITIONAL FILINGS

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website https://ir.ambiq.com and click on the “Financials—SEC Filings” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2025, including financial statements and schedules thereto, filed with the SEC, are also available without charge to stockholders by contacting our Corporate Secretary at (512) 879-2850 or by written request to Ambiq Micro, Inc., Attn: Corporate Secretary, 6500 River Place Boulevard, Building 7, Suite 200, Austin, Texas 78730.

OTHER MATTERS

Our Board of Directors does not know of any other matters to be brought before the Annual Meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment. Discretionary authority for them to do so is provided for in the proxy card and other forms of proxy.

/s/ Scott Hanson
Scott Hanson Chief Technology Officer and Corporate Secretary April 22, 2026

Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Your control number Internet: Annual Meeting of Stockholders www.proxypush.com/AMBQ • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-866-966-1152 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions styleIPC PROXY TABULATOR: P.O. BOX 8016, CARY, NC 27512-9903 Ambiq Micro, Inc. For stockholders of record as of April 13, 2026 Monday, June 8, 2026 10:00 AM, Central Daylight Time Annual Meeting to be held via the Internet - please visit www.proxydocs.com/AMBQ for more details. Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 11:59 PM, Eastern Daylight Time, June 7, 2026 Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/AMBQ by This proxy is being solicited on behalf of the Board of Directors 11:59 p.m. Eastern Daylight Time on June 7, 2026 The undersigned hereby appoints Fumihide Esaka and Scott Hanson (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Ambiq Micro, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve), conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. The Annual Meeting of Stockholders will be held virtually. In order to attend the meeting, you must pre-register at www.proxydocs.com/AMBQ by 11:59 p.m. Eastern Daylight Time on June 7, 2026. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided in your registration confirmation email. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Ambiq Micro, Inc. Annual Meeting of Stockholders Please make your marks like this: The Board of Directors recommends that you vote FOR the election of each director nominee and FOR the ratification of the selection of KPMG. BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. To elect Timothy Chen and Ker Zhang, Ph.D., as Class I directors to hold office until the Company's 2029 annual meeting of stockholders and until their successors have been duly elected and qualified or such director's earlier death, resignation or removal. FOR WITHHOLD 1.01 Timothy Chen FOR #P2# #P2# 1.02 Ker Zhang, Ph.D. FOR #P3# #P3# FOR AGAINST ABSTAIN 2. To ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as our FOR #P4# #P4# #P4# independent registered public accounting firm for the year ending December 31, 2026. You must register to attend the meeting online and/or participate at www.proxydocs.com/AMBQ by 11:59 p.m. Eastern Daylight Time on June 7, 2026 Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Signature (if held jointly)Date